Exhibit 99.3

Ideanomics (NASDAQ: SSC) Announces Transaction with Liberty Biopharma Inc. (TSXV: LTY.V) - as part of their combined strategy to Deliver Life Sciences and Green Tech Asset Digitization via HooXi

-	Liberty will be renamed HooXi, which means “breathing” will emphasize on asset digitization for green, clean tech, medical and healthcare industries
-	Asset digitization includes but is not limited to asset backed securitization and tokenization, digital asset offerings and AI enhanced ratings.
-	The company plans to secure new energy-based power generation facilities, environmental protective waste treatment centers, medical equipment leasing financing as well as medical intellectual property with operational cash flow as its asset securitization basis

New York, NY September 13, 2018 /PRNewswire/ -- Ideanomics (Seven Stars Cloud Group, Inc.) (NASDAQ:SSC) ("Ideanomics" or the "Company"), a leading global fintech and asset digitization services company focused on digital asset production and distribution, is pleased to announce a transaction with Liberty Biopharma (TSXV:LTY.V) (http://www.libertybiopharma.com/) in order to deliver asset digitization for green, clean tech, medical and healthcare industries. Liberty owns CTC Life Sciences, which includes HooXi, acquired officially by Liberty on Aug 31, 2018. Liberty intends to change its name to Hooxi.

HooXi’s plans for asset digitization include but are not limited to asset backed securitization and tokenization, digital asset offerings and AI enhanced ratings. The focus of asset digitization and securitization is for cash flowing assets such as new energy-based power generation facilities, environmental protective waste treatment centers, medical equipment leasing financing as well as medical intellectual property.

As part of this combined asset digitization strategy and Hooxi’s vision as the “green tech, clean tech, and medical health care flagship”, the transaction involves a share for share swap between SSC and Liberty, for Common shares at market value and Performance shares at market value, based on revenue and EBITDA earn-outs.

Bruno Wu, Chairman and Co-CEO of Ideanomics, “Our agreement creates an unprecedented opportunity for Ideanomics to enter into the strategic industries of life sciences, and clean tech / green tech. These industries are critical to the environmental sustainability and are reflective of the types of high-grade asset classes that deserve to be brought into the rapidly forming new digital economy. We are proud to do so alongside the leadership of HooXi. We believe that HooXi is a strong company with great growth potential, and that our proposed transaction will be complimentary to our Ideanomics strategy in asset digitization, and beneficial to our shareholders.”

“HooXi is a strong company with the ability to rapidly grow. Medical and green technologies are industries that our shareholders are passionate about and that we seek to further service by bringing investment grade digital assets to market,” said Norman Tsui, CEO of Liberty BioPharma Inc.

About Ideanomics

Ideanomics (Seven Stars Cloud Group, Inc.), (NASDAQ: SSC) (http://www.ideanomics.com/)

Ideanomics is determined to become one of the most prominent global digital asset providers. Relying on its core base of fintech and digital asset production and services-based ecosystem enablement, Ideanomics is committed to delivering the best digital assets via the best underlying technology. This approach will drive capital formation and sales across our digital asset ecosystems.

Ideanomics customizes its technology platform for various business use cases, operates the Platform-as-a-Service (PaaS), and partners with businesses that deliver core digital asset products.

We are focused on delivering a global multi-layer technology infrastructure ecosystem that issues, trades, and settles digital asset transactions. We will leverage direct sales channels and automated sales systems via digital asset exchange platforms which is inclusive of decentralized exchanges to realize digital asset distribution, social media, traditional regulated broker dealer network as well as institutions as direct clients.

About Liberty Biopharma Inc.

Liberty Biopharma is a medical digital technology and biopharmaceutical company active in global strategic partnerships and in-licensing of technologies and assets for rapid growth and high value solutions.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements”. All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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Media Contacts

Ideanomics

Email: pr@sevenstarscloud.io

IR Contacts

Federico Tovar, CFO Ideanomics

Chad Arroyo, CMO and CPO Ideanomics

Email: ir@sevenstarscloud.com

SOURCE: Ideanomics (Seven Stars Cloud Group, Inc.)